Press Release

FOR IMMEDIATE RELEASE:	CONTACT:
John A. Curran
610-480-8000
john.curran@infrasourceinc.com

Laura Martin
212-889-4350
laura.martin@taylor-rafferty.com

INFRASOURCE SERVICES, INC. ANNOUNCES OFFICER APPOINTMENTS

MEDIA, PA – July 1, 2005 – InfraSource Services, Inc. (NYSE: IFS), one of the largest specialty contractors servicing utility transmission and distribution infrastructure in the United States, today announced that it has appointed Walter MacFarland as Executive Vice President, Electric and Deborah Lofton as Senior Vice President and General Counsel. Mr. MacFarland and Ms. Lofton will each report directly to David Helwig, President and CEO of InfraSource.

Mr. MacFarland will oversee the activities of the Company’s electric subsidiaries. Mr. MacFarland was most recently Chief Operating Officer of the Hake Group, a subsidiary of Matrix Service Company. He previously held leadership positions with Illinois Power, a subsidiary of Ameren, and PECO Energy Company, a subsidiary of Exelon Corporation. Mr. MacFarland holds a B.S. degree in Engineering and M.B.A degree from Widener University.

Ms. Lofton will be responsible for the Company’s legal department and related activities. Ms. Lofton was most recently Senior Vice President and General Counsel for SunGard Availability Services, a subsidiary of SunGard Data Systems. She previously held positions with RMH Teleservices and Animas Corporation as well as with the law firm of Morgan Lewis & Bockius. Ms. Lofton holds a B.A. degree from the University of Virginia and a J.D. degree from the University of Virginia School of Law.

David Helwig said, “I am pleased that Walt and Debbie are joining the InfraSource leadership team. Walt’s extensive experience in the electric utility and industrial construction industries and Debbie’s experience in securities, mergers & acquisitions and corporate governance matters will be of great value to the Company as we continue to pursue growth opportunities and expand the business. I look forward to working closely with them and to their contributions to the Company.”

About InfraSource

InfraSource Services, Inc. is one of the largest specialty contractors servicing utility transmission and distribution infrastructure in the United States. InfraSource designs, builds, and maintains transmission and distribution networks for utilities, power producers, and industrial customers. Further information can be found at www.infrasourceinc.com.

Safe Harbor Statement

Certain statements contained in this press release are forward-looking statements. These forward-looking statements are based upon our current expectations about future events. When used in this press release, the words “believe,” “anticipate,” “intend,” “estimate,” “expect,” “will,” “should,” “may,” and similar expressions, or the negative of such words and expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. However, these statements are subject to a number of risks and uncertainties affecting our business. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect as a result of these risks and uncertainties and other factors, which include, but are not limited to: (1) technological, structural and cyclical changes that could reduce the demand for the services we provide; (2) loss of key customers; (3) the uncertainty of the outcome of federal energy legislation; (4) the nature of our contracts, particularly our fixed-price contracts; (5) work hindrance due to inclement weather events; (6) the award of new contracts and the timing of the performance of those contracts; (7) project delays or cancellations; (8) the failure to meet schedule or performance requirements of our contracts; (9) the presence of competitors with greater financial resources and the impact of competitive products, services and pricing; (10) successful integration of acquisitions into our business; (11) close out of certain of our projects may or may not occur as anticipated or may be unfavorable to us; (12) the uncertainty of estimates made with respect to our contracts; (13) our ability to successfully negotiate an amendment of our credit agreement or other arrangements with our lenders; (14) our ability to retain and attract key management personnel and (15) other factors detailed from time to time in our other reports and filings with the Securities and Exchange Commission. Except as required by law, we do not intend to update forward-looking statements even though our situation may change in the future.

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